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                        DAIMLER-BENZ VEHICLE TRUST 1996-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: MARCH 1997
DISTRIBUTION DATE: 4/20/97

STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT                                                     Per $1,000 of Original
                                                                                                           Class A/Class B
                                                                                                         Certificate Amount
                                                                                                       -----------------------
     (i)    Principal Distribution
                Class A Amount                                                        $27,966,456.71          $35.169610
                Class B Amount                                                           $344,433.57           $5.084652
    (ii)    Interest Distribution
                Class A Amount                                                         $3,319,448.47           $4.174419
                Class B Amount                                                           $282,774.50           $4.174419
   (iii)    Monthly Servicing Fee                                                        $615,764.61           $0.713576
                                                                                         -----------
                Monthly Supplemental Servicing Fee                                             $0.00           $0.000000
                Class A Percentage of the Servicing Fee                                  $567,427.09           $0.713576
                Class A Percentage of the Supplemental Servicing Fee                           $0.00           $0.000000
                Class B Percentage of the Servicing Fee                                   $48,337.52           $0.713576
                Class B Percentage of the Supplemental Servicing Fee                           $0.00
    (iv)    Class A Principal Balance (end of Collection Period)                     $652,946,049.18
            Class A Pool Factor (end of Collection Period)                                 82.112147%
            Class B Principal Balance (end of Collection Period)                      $55,622,642.28
            Class B Pool Factor (end of Collection Period)                                 82.112147%
     (v)    Pool Balance (end of Collection Period)                                  $708,568,691.46

    (vi)    Class A Interest Carryover Shortfall                                               $0.00
            Class A Principal Carryover Shortfall                                              $0.00
            Class B Interest Carryover Shortfall                                               $0.00
            Class B Principal Carryover Shortfall                                     ($2,037,950.42)

   (vii)    Amount Otherwise Distributable to the Seller that is Distributed to
            Either the Class A or Class B Certificateholders                                   $0.00          $0.000000


  (viii)    Balance of the Reserve Fund Property (end of Collection Period)
                Class A Amount                                                        $25,887,839.54
                Class B Amount                                                                 $0.00

    (ix)    Aggregate Purchase Amount of Receivables repurchased by the Seller                 $0.00
            or the Servicer
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